Contact:	Mike Murphy
Chief Financial Officer
(256) 747-9800

FEDERAL TRADE COMMISSION COMPLETES REVIEW OF MERGER
BETWEEN CAVALIER HOMES AND SOUTHERN ENERGY HOMES

COMPANIES EXPECT TO COMPLETE THE MERGER ON SEPTEMBER 1, 2009

CAVALIER WILL CLOSE PLANT IN MILLEN, GEORGIA

Addison, Ala. (August 31, 2009) – Cavalier Homes, Inc. (NYSE Amex: CAV) today announced that the Federal Trade Commission has completed its investigation regarding the proposed merger of the Company with Southern Energy Homes, Inc.  The closing of the merger is scheduled to take place on September 1, 2009.  Accordingly, it is expected that Cavalier's shares will cease trading on the NYSE Amex market at the close of business Tuesday.

Under terms of the merger, Cavalier's stockholders will receive $2.75 in cash for each share they own.  BNY Mellon Shareowner Services has been appointed paying agent and will notify former Cavalier stockholders in the near future regarding instructions for the exchange of their stock.

The Company also announced that it will close its plant in Millen, Georgia. This decision reflects continuing market challenges that have resulted in lower volume in the Company's core HUD-Code home manufacturing business.  Approximately 100 employees will be affected.  Cavalier has not yet determined the extent of possible impairments associated with this closure.

Cavalier Homes, Inc. and its subsidiaries produce and sell manufactured housing.  The Company markets its homes primarily through independent dealers, including exclusive dealers that carry only Cavalier products.

Addison, Alabama-based Southern Energy Homes, Inc., a wholly owned subsidiary of Clayton Homes, is the industry leader in producing top-quality, customizable homes.

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FTC Completes Review of Merger

August 31, 2009

With the exception of historical information, the statements made in this press release, including those containing the words "expects," "anticipates," "thinks" and "believes," and words of similar import, and those relating to industry trends and conditions, Cavalier's expectations for closing the merger, its results of operations during the most recent fiscal quarter and in future periods, acceptance of Cavalier's new product initiatives and the effect of these and other steps taken in the last several years on Cavalier's future sales and earnings, the use of Cavalier's cash to fund inventory financing programs, and Cavalier's plans and expectations for addressing current and future industry and business conditions, constitute forward-looking statements, are based upon current expectations, and are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain known and unknown assumptions, risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the statements, including among other matters, unexpected developments that could delay the merger closing, significant competitive activity, including promotional and price competition; interest rates; increases in raw material and energy costs; changes in customer demand for Cavalier's products; inherent risks in the market place associated with new products and new product lines; the impact to Cavalier and the industry from changes in lending programs or the termination of lending programs by national lenders, and other risk factors listed from time to time in Cavalier's reports filed with the Securities and Exchange Commission, including, but not limited to, those discussed or indicated in Cavalier's Annual Report on Form 10-K for the period ended December 31, 2008, under the heading "Item 1A. Risk Factors," and its Quarterly Reports on Form 10-Q for the periods ended March 28, 2009 and June 26, 2009, under the heading "Safe Harbor Statement under the Private Litigation Reform Act of 1995," as filed with the Securities and Exchange Commission. Cavalier disclaims any obligation to update any forward-looking statements as a result of developments occurring after the issuance of this press release.

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